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                                                                     EXHIBIT 4.3

                             CHASE INDUSTRIES INC.
             1997 EXECUTIVE DEFERRED COMPENSATION STOCK OPTION PLAN


                           SCOPE AND PURPOSE OF PLAN

         Chase Industries Inc., a Delaware corporation (the "Corporation"), has adopted this 1997 Executive Deferred Compensation Stock Option Plan (this "Plan") to provide for the granting of Options (hereafter defined) to Eligible Individuals (hereafter defined).

         The purpose of this Plan is to enable the Corporation to provide certain executive officers and key management employees from time to time designated by the Committee (hereinafter defined) an opportunity to acquire additional proprietary interests in the success of the Corporation, which will more closely align the interest of participating employees in the Corporation with that of the stockholders and result in an increased incentive for such persons to remain with the Corporation and strive to maximize the success of the Corporation.

SECTION 1. DEFINITIONS

         1.1 "Acquiring Person" means any Person other than (a) the Corporation, any Subsidiary of the Corporation, any employee benefit plan of the Corporation or of a Subsidiary of the Corporation or of a corporation owned directly or indirectly by the stockholders of the Corporation in substantially the same proportions as their ownership of Stock of the Corporation, or any trustee or other fiduciary holding securities under an employee benefit plan of the Corporation or of a Subsidiary of the Corporation or of a corporation owned directly or indirectly by the stockholders of the Corporation in substantially the same proportions as their ownership of Stock of the Corporation (b) Citicorp Venture Capital, Ltd., a New York corporation ("CVC"), or (c) any Affiliate of CVC that is directly controlled by Citicorp or Citibank, N.A., or otherwise is in the same tier as CVC of Affiliates under the control of such entities ("Direct Affiliates"), but shall not include any entities that may be deemed an Affiliate of CVC as a result of the investment by any Direct Affiliate in such entity.

         1.2 "Affiliate" means (a) any Person who is directly or indirectly the beneficial owner of at least 10% of the voting power of the outstanding Voting Securities of the Corporation or (b) any Person controlling, controlled by, or under common control with the Corporation or any Person contemplated in clause (a) of this Subsection 1.2.

         1.3 "Annual Bonus" means the annual cash bonus compensation which a Participant becomes entitled to receive for service as an Employee during a Plan Year, exclusive of any amounts paid by the Corporation or its Subsidiaries to such Participant for services rendered to the Corporation or its Subsidiaries in a capacity other than as an Employee, as determined by the Compensation Committee of the Board of Directors or pursuant to objective criteria approved by the Compensation Committee.

         1.4 "Award Agreement" means the written agreement between the Corporation and a Holder evidencing the terms, conditions, and limitations of the Options granted to that Holder.

         1.5 "Board of Directors" means the board of directors of the Corporation.

         1.6 "Business Day" means any day other than a Saturday, a Sunday, or a day on which banking institutions in the state of Ohio are authorized or obligated by law or executive order to close.

         1.7 "Change in Control" means the event that is deemed to have occurred if:

                 (a) any Acquiring Person is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Corporation representing fifty percent or more of the combined voting power of the then outstanding Voting Securities of the Corporation; or

                 (b) a public announcement is made of a tender or exchange offer by any Acquiring Person for fifty percent or more of the outstanding Voting Securities of the Corporation, and the Board of Directors approves or





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         fails to oppose that tender or exchange offer in its statements in
         Schedule 14D-9 under the Exchange Act; provided, however, that the events to occur under Subsection 7.1 hereof shall not occur solely as a result of an event described in this clause (b) unless, within one year after the occurrence of such event, an event described in clauses
         (a), (c) or (d) hereof shall have occurred, in which case such events to occur under Subsection 7.1 hereof shall occur upon the occurrence of such event but shall be deemed to have been effective as of the time of the occurrence of the event described in this clause (b); or

                 (c) the stockholders of the Corporation approve a merger or consolidation of the Corporation with any other corporation or partnership (or, if no such approval is required, the consummation of such a merger or consolidation of the Corporation), other than a merger or consolidation that would result in the Voting Securities of the Corporation outstanding immediately before the consummation thereof continuing to represent (either by remaining outstanding or by being converted into Voting Securities of the surviving entity or of a parent of the surviving entity) a majority of the combined voting power of the Voting Securities and Convertible Voting Securities (on a fully-diluted basis assuming full conversion thereof) of the surviving entity (or its parent) outstanding immediately after that merger or consolidation; or

                 (d) the stockholders of the Corporation approve a plan of complete liquidation of the Corporation or an agreement for the sale or disposition by the Corporation of all or substantially all the Corporation's assets (or, if no such approval is required, the consummation of such a liquidation, sale, or disposition in one transaction or series of related transactions) other than a liquidation, sale or disposition of all or substantially all the Corporation's assets in one transaction or a series of related transactions to a Subsidiary of the Corporation or any other corporation owned directly or indirectly by the stockholders of the Corporation in substantially the same proportions as their ownership of stock in the Corporation.

         1.8     "Code" means the Internal Revenue Code of 1986, as amended.

         1.9 "Committee" means the committee appointed pursuant to Section 3 by the Board of Directors to administer this Plan.

         1.10 "Convertible Voting Securities" means any and all options, warrants, or other rights to purchase, or securities convertible into or exchangeable or exercisable for, directly or indirectly, Voting Securities of any Person.

         1.11 "Corporation" means Chase Industries Inc., a Delaware corporation.

         1.12    "Date of Grant" has the meaning given it in Subsection 4.3.

         1.13    "Disability" has the meaning given it in Subsection 9.2.

         1.14 "Disinterested Person" means a Person that meets the definition of both a "Non-Employee Director" under Rule 16b-3(b)(3) and an "outside director" under Section 162(m).

         1.15 "Effective Date" means the date this Plan is approved by the stockholders of the Corporation.

         1.16 "Eligible Individuals" means Employees that the Committee designates as eligible to participate in this Plan; provided that the class of Employees that may be deemed as Eligible Individuals shall be limited to executive officers of the Corporation and its Subsidiaries and key management personnel of the Corporation and its Subsidiaries as determined by the Committee.

         1.17 "Employee" means any employee of the Corporation or any of the Subsidiaries, including officers and directors of the Corporation or any Subsidiary who also are employees of the Corporation or any of its Subsidiaries.

         1.18 "Exchange Act" means the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder, or any successor law, as it may be amended from time to time.

         1.19    "Exercise Notice" has the meaning given it in Subsection 6.3.





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         1.20    "Exercise Price" means the price per share at which one share of Stock may be purchased pursuant to an Option, as specified in Subsection
5.1.

         1.21    "Fair Market Value" means, for a particular day:

                 (a) If shares of Stock of the same class are listed or admitted to unlisted trading privileges on any national or regional securities exchange at the date of determining the Fair Market Value, then the last reported sale price, regular way, on the composite tape of that exchange as of the date or dates on which Fair Market Value is to be determined or, if no such sale takes place on such date or dates, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to unlisted trading privileges on that securities exchange; or

                 (b) If shares of Stock of the same class are not listed or admitted to unlisted trading privileges as provided in Subsection 1.21(a) and sales prices for shares of Stock of the same class in the over-the-counter market are reported by the National Association of Securities Dealers, Inc. Automated Quotations, Inc. ("NASDAQ") National Market System (or such other system then in use) at the date or dates of determining the Fair Market Value, then the last reported sales price so reported as of the date or dates on which Fair Market Value is to be determined or, if no such sale takes place on such date or dates, the average of the high bid and low asked prices so reported; or

                 (c) If shares of Stock of the same class are not listed or admitted to unlisted trading privileges as provided in Subsection 1.21(a) and sales prices for shares of Stock of the same class are not reported by the NASDAQ National Market System (or a similar system then in use) as provided in Subsection 1.21(b), and if bid and asked prices for shares of Stock of the same class in the over-the-counter market are reported by NASDAQ (or, if not so reported, by the National Quotation Bureau Incorporated) at the date or dates of determining the Fair Market Value, then the average of the high bid and low asked prices on the last trading day before the date in question;

provided, that if information to establish Fair Market Value of the Stock pursuant to this Subsection 1.21 is not available on any date or dates for which Fair Market Value is to be determined, subclause (a), (b) or (c), as applicable, shall be applied for the next preceding date on which such information is available.

         1.22 "Holder" means a Participant to whom an outstanding Option has been granted under this Plan or a transferee of any Option granted under this Plan as permitted under Subsection 9.3.

         1.23 "Non-Surviving Event" means an event of Restructuring as described in either Subsection 1.31(b) or Subsection 1.31(c).

         1.24 "Normal Retirement" means the separation of an Employee from employment with the Corporation and/or its Subsidiaries on or after the attainment of age 59 1/2 with the right to receive an immediate benefit under a tax qualified retirement plan under Section 401(a) of the Code approved by the Corporation or any Subsidiary thereof.

         1.25 "Option" means an option to purchase Stock granted pursuant to this Plan; Options granted under this Plan are not "incentive stock options" under Section 422 of the Code.

         1.26 "Participant" means an Eligible Individual who has elected in accordance with Section 4.2 to receive Options in lieu of receiving all or part of such Eligible Individual's Annual Bonus.

         1.27 "Person" means any person or entity of any nature whatsoever, specifically including (but not limited to) an individual, a firm, a company, a corporation, a partnership, a trust, or other entity. A Person, together with that Person's affiliates and associates (as "affiliate" and "associate" are defined in Rule 12b-2 under the Exchange Act for purposes of this definition only), and any Persons acting as a partnership, limited partnership, joint venture, association, syndicate, or other group (whether or not formally organized), or otherwise acting jointly or in concert or in a coordinated or consciously parallel manner (whether or not pursuant to any express agreement), for the purpose of acquiring, holding, voting, or disposing of securities of the Corporation with that Person, shall be deemed a single "Person."





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         1.28    "Plan" means the Chase Industries Inc. 1997 Executive Deferred
Compensation Stock Option Plan, as it may be amended from time to time.

         1.29 "Plan Year" means the twelve (12) consecutive month period beginning January 1 and ending December 31.

         1.30 "Restructuring" means the occurrence of any one or more of the following:

                 (a) The merger or consolidation of the Corporation with any Person, whether effected as a single transaction or a series of related transactions, with the Corporation remaining the continuing or surviving entity of that merger or consolidation and the Stock remaining outstanding and not changed into or exchanged for stock or other securities of any other Person or of the Corporation, cash, or other property;

                 (b) The merger or consolidation of the Corporation with any Person, whether effected as a single transaction or a series of related transactions, with (i) the Corporation not being the continuing or surviving entity of that merger or consolidation or (ii) the Corporation remaining the continuing or surviving entity of that merger or consolidation but all or a part of the outstanding shares of Stock are changed into or exchanged for stock or other securities of any other Person or the Corporation, cash, or other property; or

                 (c) The transfer, directly or indirectly, of all or substantially all of the assets of the Corporation (whether by sale, merger, consolidation, liquidation, or otherwise) to any Person, whether effected as a single transaction or a series of related transactions.

         1.31 "Rule 16b-3" means Rule 16b-3 under Section 16(b) of the Exchange Act, or any successor rule, as it may be amended from time to time, and references to paragraphs or clauses of Rule 16b-3 shall refer to the corresponding paragraphs or clauses of Rule 16b-3 as it exists at the Effective Date or the comparable paragraph or clause of Rule 16b-3 as it may thereafter be amended.

         1.32 "Section 162(m)" means Section 162(m) of the Code, or any successor section under the Code as it may be amended from time to time and as interpreted by final or proposed regulations promulgated thereunder from time to time.

         1.33 "Securities Act" means the Securities Act of 1933 and the rules and regulations promulgated thereunder, or any successor law, as it may be amended from time to time.

         1.34 "Stock" means the Corporation's authorized common stock, par value $.01 per share, or any other securities that are substituted for the Stock as provided in Subsection 7.1 or Section 8.

         1.35 "Stock Appreciation Right" or "SAR" means the right to receive an amount equal to the excess of the Fair Market Value of a share of Stock (as determined on the date of exercise) over the Exercise Price.

         1.36 "Subsidiary" means, with respect to any Person, any corporation, or other entity of which a majority of the Voting Securities is owned, directly or indirectly, by that Person.

         1.37    "Total Shares" has the meaning given it in Subsection 7.1.

         1.38 "Voting Securities" means (i) any securities that are entitled to vote generally in the election of directors, in the admission of general partners or in the selection of any other similar governing body and (ii) with respect to the Corporation, all shares of the Corporation's nonvoting common stock, par value $.01 per share (all of which are convertible into shares of the Corporation's common stock, par value $.01 per share).

SECTION 2. SHARES OF STOCK SUBJECT TO THIS PLAN

         2.1 Maximum Number of Shares. Subject to the provisions of Subsection 2.2 and Section 8 of this Plan, the aggregate number of shares of Stock that may be issued, transferred or exercised pursuant to Options under this Plan shall be three HUNDRED THOUSAND (300,000) shares of Stock. Options with respect to such shares of Stock shall be allocated among Eligible Individuals pursuant to the formula set forth in Subsection 5.1; provided that no more than





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100,00 shares of stock may be subject to options granted to any single Eligible
Individual during any one Plan Year (or otherwise with respect to any Annual Bonus amount deferred for any Plan Year by any single Eligible Individual).

         2.2 Limitation of Shares. For purposes of the limitations specified in Subsection 2.1, the following principles shall apply:

                 (a) the number of shares of Stock subject to outstanding Options shall count against and decrease the number of shares of Stock that may be issued for purposes of Subsection 2.1;

                 (b) the number of shares of Stock with respect to which Options have expired, are canceled, or otherwise terminate without being exercised, converted, or vested, as applicable, and, in the event SARs are granted pursuant to Subsection 7.1, shares of Stock as to which an Option has been surrendered in connection with the exercise of a related SAR shall be added back to the number of shares of Stock that may be issued for purposes of Subsection 2.1; and

                 (c) the number of shares of Stock that are transferred by a Holder of an Option (or withheld by the Corporation) as full or partial payment to the Corporation of the purchase price of shares of Stock subject to an Option or the Corporation's or any of its Subsidiary's tax withholding obligations, if any, shall not be added back to the number of shares of Stock that may be issued for purposes of Subsection 2.1 and shall not again be subject to Options.

         Notwithstanding the provisions of this Subsection 2.2, the Committee may impose restrictions which are more limited than set forth herein with respect to shares of Stock subject to Options that may be added back to the number of shares of Stock that may be issued for purposes of Subsection 2.1.

         2.3 Source of Shares. The shares to be delivered under this Plan shall be made available from (a) authorized but unissued shares of Stock, (b) Stock held in the treasury of the Corporation, or (c) previously issued shares of Stock reacquired by the Corporation, including shares purchased on the open market, in each situation as the Board of Directors or the Committee may determine from time to time at its sole option.

         2.4 Registration and Listing of Shares. From time to time, the Board of Directors and appropriate officers of the Corporation shall and are authorized to take whatever actions are necessary to file required documents with governmental authorities, stock exchanges, and other appropriate Persons to make shares of Stock available for issuance pursuant to the exercise of Options.

SECTION 3. ADMINISTRATION OF PLAN

         3.1 Committee. The Board of Directors may administer this Plan or may delegate all or part of that duty to the Committee; provided that the Committee shall not have the power to appoint members of the Committee. Except for references in this Subsection 3.1, and unless the context otherwise requires, references herein to the Committee shall also refer to the Board of Directors as administrator of this Plan. The Committee shall be constituted so that, as long as Stock is registered under Section 12 of the Exchange Act, each member of the Committee shall be a Disinterested Person and so that this Plan in all other applicable respects will qualify transactions related to this Plan for the exemptions from Section 16(b) of the Exchange Act provided by Rule 16b-3 and the exemption from the deductibility limitation imposed by Section 162(m) provided by the performance-based compensation exception described in
Section 162(m), to the extent exemptions thereunder may be available. The number of Persons that shall constitute the Committee shall be determined from time to time by a majority of all the members of the Board of Directors and, unless that majority of the Board of Directors determines otherwise, shall be no less than two Persons. Notwithstanding the foregoing, the Board of Directors may designate the Compensation Committee of the Board of Directors to serve as the Committee hereunder, provided that each member of such Compensation Committee is a Disinterested Person.

         3.2 Committee's Powers. Subject to the express provisions of this Plan and Rule 16b-3, the Committee shall have such power and authority as may be necessary or advisable to carry out its functions and duties as described in this Plan, including the authority, in its sole and absolute discretion, to (a) interpret this Plan and make such determination as it deems necessary for Plan administration and to adopt, amend, and rescind administrative and interpretive rules and regulations relating to this Plan; (b) redeem, pursuant to Subsection 7.2(d), outstanding Options and Stock Appreciation Rights; (c) construe the respective Award Agreements and this Plan; (d) terminate, modify, or, subject to Subsection 10.2,





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amend this Plan; and (e) make all other determinations, perform all other acts, and exercise all other powers and authority necessary or advisable for administering this Plan, including the delegation of those ministerial acts and responsibilities as the Committee deems appropriate. Subject to Rule 16b-3,
Section 162(m) (to the extent an exemption pursuant thereto is available) and the foregoing, the Committee may correct any defect, supply any omission, or reconcile any inconsistency in this Plan, in any Option, or in any Award Agreement in the manner and to the extent it deems necessary or desirable to carry this Plan into effect, and the Committee shall be the sole and final judge of that necessity or desirability. The determinations of the Committee on the matters referred to in this Subsection 3.2 shall be final and conclusive.

SECTION 4.  ELIGIBILITY AND PARTICIPATION

         4.1 Eligible Individuals. Options may be granted pursuant to this Plan with respect to Annual Bonus amounts attributable to a Plan Year only to Persons who are Eligible Individuals for all or part of the applicable Plan Year and who have properly elected in accordance with Subsection 4.2 to be a Participant for such Plan Year.

         4.2 Participation. An Eligible Individual shall become a Participant for a Plan Year for purposes of Section 5 by filing with the secretary of the Corporation prior to September 30 of such Plan Year an irrevocable written election in a form prescribed by the Committee to receive Options in lieu of all or a portion, in twenty-five percent (25%) increments, of the Eligible Individual's Annual Bonus payable for performance in such current Plan Year; provided that, in the discretion of the Committee, an Eligible Individual who becomes an Employee after September 30 of any Plan Year may become a Participant for purposes of Section 5 for such Plan Year by filing such an election within the period of time after the commencement of such Employee's employment by the Corporation or any Subsidiary of the Corporation as prescribed by the Committee. Such written election shall become a part of the Participant's Award Agreement, and a copy will be attached as an exhibit thereto.

         4.3 Date of Grant. Notwithstanding that the Award Agreement may not be executed until a later time, the date on which the Options covered by an Award Agreement is granted (the "Date of Grant"), shall be (a) the date the Compensation Committee of the Board of Directors establishes the amount of the Annual Bonus on account of which such Options are being granted or (b) if the Annual Bonus of a Participant is being determined by objective criteria, the date the Compensation Committee confirms the attainment of such criteria and the Annual Bonus amount resulting therefrom on account of which such Options are being granted. In no event shall a Holder gain any rights in addition to those specified by this Plan, as interpreted and administered by the Committee, regardless of the time that may pass between the grant of the Options and the actual execution of the Award Agreement by the Corporation and the Holder.

         4.4 Award Agreements. Each Option granted under this Plan shall be evidenced by an Award Agreement in such form and containing such terms as the Committee shall approve, and which shall not contain any provisions inconsistent with the terms of this Plan. Options granted for a Plan Year shall be evidenced by separate Award Agreements for each series of Options granted as provided by Subsection 5.1.

SECTION 5.  GRANT OF STOCK OPTIONS

         5.1 Number of Shares. Subject to Subsections 5.4 and 5.5, and provided that the Participant has filed with the Company a written election of deferral of his or her Annual Bonus for the applicable Plan Year in accordance with Subsection 4.2, a Participant shall be granted, as of the Date of Grant, Options on account of each Annual Bonus (or portion thereof) deferred for a Plan Year in four series, with the number of shares of Stock of each series determined in accordance with the following formula:

25% of the Annual Bonus Amount to be         Number of Shares (rounded up to the
Deferred for such Plan Year               =  nearest whole share)
---------------------------------------
50% of the average Fair Market Value of
a share of Stock for the last five
trading days of the applicable calendar
quarter

Subject to Subsection 5.4, the numerator of the above fraction shall be determined according to the amount of Annual Bonus elected to be deferred for the Plan Year by the Participant in accordance with Subsection 4.2. The denominator of the above formula shall be determined for each series of Options as of the end of each calendar quarter for the Plan





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Year to which the Annual Bonus relates, with one series of Options being granted for each calendar quarter in such Plan Year.

         5.2 Vesting. Each Option granted pursuant to this Section 5 shall become exercisable in full on the Date of Grant.

         5.3 Exercise Price. The per share Exercise Price of Options granted pursuant to Subsection 5.1 shall be 50% of the average Fair Market Value of a share of Stock for the last five trading days of the applicable calendar quarter as provided in the last sentence of Subsection 5.1, such that each series of Options granted to a Eligible Individual for a Plan Year shall have a separate Exercise Price.

         5.4 Participation Commencing During a Plan Year. In the event a Participant becomes an Employee after March 31 of a Plan Year and elects to participate in the Plan for such Plan year by election to defer all or a portion of his or her Annual Bonus for such Plan Year (including as permitted by the proviso of Subsection 4.2), the numerator in the formula set forth in Subsection 5.1 shall be adjusted with respect to such Participant for such Plan Year to reflect the portion of the deferred Annual Bonus attributable to each calendar quarter (or portion thereof) remaining in the Plan Year to which any such initial election relates from after the date such Eligible Individual first becomes an Employee.

         5.5 Termination of Employment. Notwithstanding the provisions of Subsection 6.1, if an Eligible Individual who has made an election pursuant to Subsection 4.2 ceases to be an Employee prior to the Date of Grant of the Options to which any such election relates, no Options will be granted to such Person pursuant to Subsection 5.1. Any Bonus, if any, earned for the Plan Year to which such election relates shall be paid in cash and, upon such payment, the Corporation shall have no further obligation under this Plan to such Person other than with respect to Options and SARs (if any) granted under this Plan and outstanding as of the date such Person ceases to be an Employee.


SECTION 6.  TERMS AND CONDITIONS OF OPTIONS

         All options granted under this Plan shall comply with, and the related Award Agreements shall be deemed to include and be subject to, the terms and conditions set forth in this Section 6 (to the extent each term and condition applies to the form of Option) and also to the terms and conditions set forth in Sections 7, 8 and 9.

         6.1 Expiration of Options. Subject to the provisions in Section 9, each Option shall expire ten (10) years after the Date of Grant of such Option.

         6.2 Exercise Price. Each Award Agreement shall state that the Exercise Price shall be the exercise price per share of Stock as calculated pursuant to Section 5.3.

         6.3 Method of Exercise. The Option shall be exercisable only by written notice of exercise (the "Exercise Notice") delivered to the Corporation during the term of the Option, which notice shall (a) state the number of shares of Stock with respect to which the Option is being exercised; (b) be signed by the Holder of the Option or, if the Holder is dead or becomes affected by a Disability, by the person authorized to exercise the Option pursuant to Subsection 9.2; (c) be accompanied by payment of the Exercise Price for all shares of Stock for which the Option is being exercised; (d) be accompanied by payment of or provide instructions for the satisfaction of any amounts required to be withheld as provided in Subsection 6.8; and (e) include such other information, instruments, and documents as may be required by payment of the Committee to evidence such Holder's authority to exercise the Option or as otherwise required as provided by Subsection 9.5. The Option shall not be deemed to have been exercised unless all of the requirements of the preceding provisions of this Subsection 6.3 have been satisfied.

         6.4 Medium and Time of Payment. The Exercise Price of an Option shall be payable in full upon the exercise of the Option (a) in cash or by an equivalent means acceptable to the Committee; (b) with the Committee's prior consent, with shares of Stock owned by the Holder (including shares received upon exercise of the Option) and having a Fair Market Value at least equal to the aggregate Exercise Price payable in connection with such exercise; or (c) by any combination of clauses (a) and (b). If the Committee elects to accept shares of Stock in payment of all or any portion of the Exercise Price, then (for purposes of payment of the Exercise Price) those shares of Stock shall be deemed to have a cash value equal to their aggregate Fair Market Value determined as of the date the certificate for such shares, duly endorsed for transfer to the Corporation and free from any restriction on transfer, is delivered to the Corporation.





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         6.5     Payment with Sale Proceeds.  In addition, at the request of a
Holder and to the extent permitted by applicable law, the Committee may (but shall not be required to) approve arrangements with a brokerage firm under which that brokerage firm, on behalf of the Holder, shall pay to the Corporation the Exercise Price of the Option being exercised and an amount to cover any withholding obligations as provided in Subsection 6.8, and the Corporation shall promptly deliver the exercised shares of Stock to the brokerage firm. To accomplish this transaction, the Holder must deliver to the Corporation an Exercise Notice containing irrevocable instructions from the Holder to the Corporation to deliver the Stock certificates representing the shares of Stock directly to the broker. Upon receiving a copy of the Exercise Notice acknowledged by the Corporation, the broker shall sell that number of shares of Stock or loan the Holder an amount sufficient to pay the Exercise Price and any withholding obligations due. The broker then shall deliver to the Corporation that portion of the sale or loan proceeds necessary to cover the Exercise Price and any withholding obligations due. The Committee shall not approve any transaction of this nature if the Committee believes that the transaction would give rise to the Holder's liability for short-swing profits under Section 16(b) of the Exchange Act.

         6.6 No Fractional Shares. The Corporation shall not in any case be required to sell, issue, or deliver a fractional share with respect to any Option. In lieu of the issuance of any fractional share of Stock, the Corporation shall pay to the Holder an amount in cash equal to the same fraction (as the fractional Stock) of the Fair Market Value of a share of Stock determined as of the date of the applicable Exercise Notice.

         6.7 Available Stock. The Options to be granted, pursuant to Subsection 5.1 shall be made in the amounts specified therein only if, as of the Date of Grant of any such Options, the number of shares of Stock available to be issued pursuant to Options under this Plan (as calculated in Section 2) is sufficient to make all grants of Options required to be made pursuant to Subsection 5.1 on such Date of Grant. In the event that the number of shares of Stock that are available to be issued pursuant to Options under this Plan on the Date of Grant of such Options is insufficient to permit the grant of the entire number of shares with respect to which Options are to be granted on such Date of Grant, then the number of available shares shall be apportioned pro rata among the Options to be granted on such Date of Grant, and the number of shares subject to each Option shall be the number of shares apportioned to that Option. Any such apportionment effective pursuant to the immediately preceding sentence shall be pro rata among those Participants entitled to receive Options on such Date of Grant, based on the number of Options to which each Participant is entitled to receive pursuant to Subsection 5.1 as compared to the total number of Options to which all Participants are entitled to receive on such Date of Grant pursuant to Subsection 5.1. If any such pro ration of Options is effected, or if there shall not be any shares of Stock available on any date on which Options are to be granted, or if the Options granted to a single Eligible Individual would exceed the 100,000 limitation of Subsection 2.1, the portion of deferred Annual Bonus for which Options are not granted will be paid in cash as of the date such Options were to be granted.

         6.8 Payment of Taxes. The Committee may, in its discretion, require a Participant to pay to the Corporation (or the Corporation's Subsidiary if the Participant is an employee of a Subsidiary of the Corporation), at the time of the exercise of an Option or thereafter, the amount that the Committee deems necessary to satisfy the Corporation's or its Subsidiary's current or future obligation to withhold federal, state, or local income or other taxes that the Participant incurs upon the exercise of an Option. In connection with the exercise of an Option requiring tax withholding, a Participant may (a) direct the Corporation to withhold from the shares of Stock to be issued upon such exercise the number of shares necessary to satisfy the Corporation's or its Subsidiary's obligation to withhold taxes, that determination to be based on the shares' Fair Market Value as of the date of exercise; (b) deliver to the Corporation sufficient shares of Stock (based upon the Fair Market Value as of the date of such delivery) to satisfy the Corporation's or its Subsidiary's tax withholding obligation; or (c) deliver sufficient cash to the Corporation to satisfy the Corporation's or its Subsidiary's tax withholding obligations. Participants who elect to use such a Stock withholding feature must make the election at the time and in the manner that the Committee prescribes. The Committee may, at its sole option, deny any Participant's request to satisfy withholding obligations through Stock instead of cash. In the event the Committee subsequently determines that the aggregate Fair Market Value (as determined above) of any shares of Stock withheld or delivered as payment of any tax withholding obligation is insufficient to discharge that tax withholding obligation, then the Participant shall pay to the Corporation, immediately upon the Committee's request, the amount of that deficiency in the form of payment requested by the Committee.

SECTION 7.  EFFECTS OF CHANGE IN CONTROL

         7.1 Change in Control. Upon the occurrence of a Change in Control, subject to Subsection 1.7(b), each Holder of an Option immediately shall be granted one corresponding Stock Appreciation Right for each share of Stock subject to an Option (the total number of shares of Stock as to which an Option is exercisable upon the occurrence of a Change in Control is referred to herein as the "Total Shares"). If a Change in Control involves a Restructuring or occurs in connection with a series of related transactions involving a Restructuring and if such Restructuring is in the form of a Non-Surviving Event and as a part of such Restructuring shares of stock, other securities, cash, or property shall be issuable or deliverable in exchange for Stock, then a Holder of an Option shall be entitled to purchase or receive (in lieu of the Total Shares that the Holder would otherwise be entitled to purchase or receive) the number of shares of stock, other securities, cash, or property to which that number of Total Shares would have been entitled in connection with such Restructuring at an aggregate exercise price equal to the Exercise Price that would have been payable if that number of Total Shares had been purchased on the exercise of the Option immediately before the consummation of the Restructuring. Nothing in this Subsection 7.1 shall impose on a Holder the obligation to exercise any Option immediately before or upon the Change in Control or cause the Holder to forfeit the right to exercise the Option during the remainder of the original term of the Option because of a Change in Control.

         7.2 Restructuring Without Change in Control. In the event a Restructuring shall occur at any time while there is any outstanding Option hereunder and that Restructuring does not occur in connection with a Change in Control or a series of related transactions involving a Change in Control, then:

                 (a) no Holder of an Option shall automatically be granted corresponding Stock Appreciation Rights;

                 (b) if the Restructuring is in the form of a Non-Surviving Event and, as part of that Restructuring, shares of stock, other securities, cash or property shall be issuable or deliverable in exchange for Stock, the surviving entity shall assume the obligations of the Corporation under this Plan and Options thereafter shall represent the right to purchase or receive (in lieu of the Total Shares that the Holder would otherwise be entitled to purchase or receive) the number of shares of stock, other securities, cash or property to which the number of Total Shares would have been entitled in connection with such Restructuring at an aggregate exercise price equal to the Exercise Price that would have been payable if that number of Total Shares had been purchased on the exercise of the Option immediately before the consummation of the Restructuring;

                 (c) the Corporation may (but shall not be required to) redeem in whole or in part any one or more of the outstanding Options in consideration of a cash payment, as such payment may be reduced for tax withholding obligations as contemplated in Subsection 6.8 in an amount equal to the excess of (i) the Fair Market Value, determined as of the date immediately preceding the consummation of the Restructuring, of the aggregate number of shares of Stock subject to the Options and as to which the Options being redeemed over (ii) the Exercise Price for that number of shares of Stock; any redemption of an Option pursuant this Subsection 7.2(c) shall also constitute the redemption of any corresponding Stock Appreciation Rights; provided, further, that any cash payments be made by the Corporation pursuant to this Subsection 7.2(d) in connection with the redemption of any outstanding Option shall be paid to the Holder thereof at the time of delivery to the Corporation of the Award Agreement evidencing that Option, provided that any such redemption shall be effective upon the consummation of the Restructuring notwithstanding that the payment of the Redemption Price may occur subsequent to the consummation or the failure of any Holder to deliver the applicable Award Agreement; and

                 (d) if a Participant becomes an employee of the surviving entity or any Subsidiary thereof, then, for purposes of Section 9.1(a) hereof, such Participant shall not be deemed to have ceased to be an Employee.

         7.3 Terms of Stock Appreciation Rights. A Stock Appreciation Right granted pursuant to Subsection 7.1 shall entitle a Holder, upon exercise, to surrender such Holder's Option or any portion thereof, to the extent unexercised, and to receive payment of an amount computed pursuant to Subsection 7.3(b). That Option shall then cease to be exercisable to the extent surrendered. Stock Appreciation Rights granted pursuant to Subsection 7.1(a) shall be subject to the terms of the Award Agreement governing the Option, which shall be deemed to incorporate the following provisions in addition to those applicable to Options:

                 (a) Exercise and Transfer. A Stock Appreciation Right granted pursuant to Subsection 7.1(a) shall be exercisable only at such time or times and only to the extent that the related Option is exercisable and shall not be transferable except to the extent that the related Option is transferable as provided in Subsection 9.3.

                 (b) Value of Right. Upon the exercise of a Stock Appreciation Right, a Holder shall be entitled to receive payment from the Corporation of an amount in cash determined by multiplying:

                          (i) The difference obtained by subtracting the Exercise Price from the Fair Market Value of a share of Stock on the date of exercise of the Stock Appreciation Right, by

                          (ii) The number of shares of Stock as to which that Stock Appreciation Right has been exercised.

                 (c) Award Agreements. Stock Appreciation Rights granted pursuant to Subsection 7.1(a) shall be evidenced by the Award Agreements evidencing the corresponding Options to which the Stock Appreciation Rights relate, which Award Agreements shall be deemed to incorporate the provisions of this Subsection 7.3. No separate Award Agreement shall be issued evidencing any Stock Appreciation Rights.

         7.4 Payment of Taxes. The Committee shall withhold from amounts payable upon the exercise of an SAR the amount that the Committee deems necessary to satisfy the Corporation's or its Subsidiary's current or future obligation to withhold federal, state, or local income or other taxes that the Participant incurs by exercising a Stock Appreciation Right.

         7.5 Notice of Change in Control or Restructuring. Upon the occurrence of a Change in Control or a Restructuring without Change in Control, the Corporation shall provide written notice to all Holders of Options of the occurrence of such event and the effects resulting therefrom as provided in this Section 7.

SECTION 8. ADJUSTMENT PROVISIONS

         8.1 Adjustment of Options and Authorized Stock. The terms of an Option and the number of shares of Stock authorized pursuant to Subsection 2.1 for issuance under this Plan shall be subject to adjustment from time to time, in accordance with the following provisions:

                 (a) If at any time, or from time to time, the Corporation shall subdivide as a whole (by reclassification, by a stock split, by the issuance of a distribution on Stock payable in Stock, or otherwise) the number of shares of Stock then outstanding into a greater number of shares of Stock, then (i) the maximum number of shares of Stock available for this Plan as provided in Subsection 2.1 shall be increased proportionately, and the kind of shares or other securities available for this Plan shall be appropriately adjusted,
         (ii) the number of shares of Stock (or other kind of shares or securities) that may be acquired under any Option (and to which any corresponding Stock Appreciation Right, if any, relates) shall be increased proportionately, and (iii) the Exercise Price for each share of Stock (or other kind of shares or securities) subject to then outstanding Options (and corresponding Stock Appreciation Rights, if any) shall be reduced proportionately, without changing the aggregate Exercise Price or value as to which outstanding Options (and corresponding Stock Appreciation Rights, if any) remain exercisable.

                 (b) If at any time, or from time to time, the Corporation shall consolidate as a whole (by reclassification, reverse stock split, or otherwise) the number of shares of Stock then outstanding into a lesser number of shares of Stock, then (i) the maximum number of shares of Stock available for this Plan as provided in Subsection
         2.1 shall be decreased proportionately, and the kind of shares or other securities available for this Plan shall be appropriately adjusted; (ii) the number of shares of Stock (or other kind of shares or securities) that may be acquired under any Option (and to which any corresponding Stock Appreciation Right, if any, relates) shall be decreased proportionately; and (iii) the Exercise Price for each share of Stock (or other kind of shares or securities) subject to then outstanding Options (and corresponding Stock Appreciation Rights, if any) shall be increased proportionately, without changing the aggregate Exercise Price or value as to which outstanding Options (and corresponding Stock Appreciation Rights, if any) remain exercisable.

                 (c) Whenever the number of shares of Stock subject to outstanding Options (and corresponding Stock Appreciation Rights, if any) and the price for each share of Stock subject to outstanding Options (and corresponding Stock Appreciation Rights, if any) are required to be adjusted as provided in this Subsection 8.1, the Committee shall promptly prepare a notice setting forth, in reasonable detail, the event requiring adjustment, the amount of the adjustment, the method by which such adjustment was calculated, and the change in price and the number of shares of Stock, other securities, cash, or property purchasable subject to each Option (and corresponding Stock Appreciation Rights, if any) after giving effect to the adjustments. The Committee shall promptly provide a copy of such notice to each Holder.

                 (d) Adjustments under Subsections 8.1(a) and (b) shall be made by the Committee, and its determination as to what adjustments shall be made and the extent thereof shall be final, binding, and conclusive. No fractional interest shall be issued under this Plan on account of any such adjustments.

SECTION 9. ADDITIONAL PROVISIONS

         9.1     Loss of Eligibility.

                 (a) If a Participant ceases to be an Employee for any reason other than the Participant's death, Disability or Normal Retirement, then any and all Options held by the Participant (or any permitted transferee) as of the date the Participant ceases to be an Employee ("Termination Date") shall survive the termination and shall be exercisable for a period of the lesser of (i) the remainder of the term of the Option or (ii) 180 days following the Termination Date.

                 (b) If a Participant ceases to be an Employee by reason of the Participant's death, Disability or Normal Retirement, then any and all Options held by the Participant (or any permitted transferee) as of the Termination Date shall survive the termination and shall be exercisable for the lesser of (i) remainder of the term of the Options or (ii) three years after the Termination Date.

                 (c) Notwithstanding the foregoing, the Committee may, in its sole discretion, determine that any Participant who is on leave of absence for any reason will be considered to still be an Employee for purposes of this Section 9.1.

         Any portion of an Option not exercised upon the expiration of the applicable periods specified above shall be null and void upon the expiration of such period.

         9.2 Death or Disability. Upon the death or Disability of a Holder, any and all Options held by the Holder that have not been exercised as of the date of the Holder's death or Disability may be exercised by, in the case of the Holder's Disability, the Holder, his guardian or his legal representative or, in the case of the Holder's death, by the Holder's legal representatives, heirs, legatees, or distributees, in each case for the periods prescribed in Subsection 9.1. "Disability" shall mean (i) with respect to a Participant, as determined by the Board of Directors in the sole discretion exercised in good faith of the Board of Directors, a physical or mental impairment of sufficient severity that (a) either the Participant is unable to continue performing the duties he performed before such impairment or the Participant's condition entitles him or her to disability benefits under any insurance or employee benefit plan of the Corporation or its Subsidiaries or any other customary general disability policy owned by or maintained for the benefit of the Participant, and (b) that impairment or condition is cited by the Corporation as the reason for termination of the Non-Employee Director's participation as a member of the Board of Directors and (ii) with respect to a Holder that is a permitted transferee under Subsection 9.3, the appointment of a legal guardian or representative of such Holder.

         9.3     Transferability of Options.

                 (a) Permitted Transferees. The Committee may, in its discretion, permit a Holder to transfer all or any portion of an Option, or authorize all or a portion of any Option to be granted to a Participant to be on terms which permit transfer by such Holder, to
         (i) the spouse, children or grandchildren of the Holder ("Immediate Family Members"), (ii) a trust or trusts for the exclusive benefit of such Immediate Family Members, or (iii) a partnership in which such Immediate Family Members are the only partners (collectively, "Permitted Transferees"); provided that (x) there may be no consideration for any such transfer and (y) subsequent transfers of Options transferred as provided above shall be prohibited except subsequent transfers back to the original

         Holder of the Option and transfers to other Permitted Transferees of the original Holder. Award Agreements evidencing Options with respect to which such transferability is authorized at the time of grant must be approved by the Committee, and must expressly provide for transferability in a manner consistent with this Subsection 9.3(a).

                 (b) Domestic Relations Orders. Options may be transferred pursuant to domestic relations orders entered or approved by a court of competent jurisdiction upon delivery to the Corporation of written notice of such transfer and a certified copy of such order.

                 (c) Other Transfers. Except as expressly permitted by subsections 9.3(a) and 9.3(b), Options requiring exercise shall not be transferable other than by will or the laws of descent and distribution.

                 (d) Effect of Transfer. Following the transfer of any Option as contemplated by Subsections 9.3(a), 9.3(b) and 9.3(c), (i) such Option shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer, provided that the term "Holder" shall be deemed to refer to the Permitted Transferee, the recipient under a domestic relations order, or the estate or heirs of a deceased Holder, as applicable, to the extent appropriate to enable the Holder to exercise the transferred Option in accordance with the terms of this Plan and applicable law and (ii) the provisions of Subsection 9.1 hereof shall continue to be applied with respect to the original Holder and, following the occurrence of any such events described therein the Options shall be exercisable by the Permitted Transferee, the recipient under a domestic relations order, or the estate or heirs of a deceased Holder, as applicable, only to the extent and for the periods specified in Subsections 9.1 and 9.2.

                 (e) Procedures and Restrictions. Any Holder desiring to transfer an Option as permitted under Subsections 9.3(a) or 9.3(b) shall make application therefor in the manner and time specified by the Committee and shall comply with such other requirements as the Committee may require to assure compliance with all applicable securities laws. The Committee shall not give permission for such a transfer if (i) it would give rise to short-swing liability under
         Section 16(b) of the Exchange Act, or (ii) it may not be made in compliance with all applicable federal, state and foreign securities laws.

                 (f) Registration. To the extent the issuance to any Permitted Transferee of any shares of Stock issuable pursuant to Options transferred as permitted in this Subsection 9.3 is not registered pursuant to the effective registration statement of the Corporation generally covering the shares to be issued pursuant to this Plan to initial Holders of Options, the Corporation shall not have any obligation to register the issuance of any such shares of stock to any such transferee.

                 (g) Effect on Stock Appreciation Rights. If at the time any Option is transferred as permitted under this Subsection 9.3 a corresponding Stock Appreciation Right shall have been granted with respect to such Option pursuant to Subsection 7.1(a) of this Plan, then the transfer of such Option shall also constitute a transfer of the corresponding Stock Appreciation Right, and Stock Appreciation Rights shall not be transferable other than as part of a transfer of the Option to which it relates as provided in this Subsection 9.3.

         9.4 Delivery of Certificates of Stock. Subject to Subsection 9.5, the Corporation shall promptly issue and deliver a certificate representing the number of shares of stock as to which an Option has been exercised after the Corporation receives an Exercise Notice and upon receipt by the Corporation of the Exercise Price and any tax withholding as may be required. The value of the shares of stock or cash deliverable upon the exercise of an Option or Stock Appreciation Right under this Plan shall not bear any interest owing to the passage of time, except as may be otherwise provided in an Award Agreement.

         9.5 Conditions to Delivery of Stock. Nothing herein or in any Option granted hereunder or any Award Agreement shall require the Corporation to issue any shares with respect to any Option if that issuance would, in the opinion of counsel for the Corporation, constitute a violation of the Securities Act or any similar or superseding statute or statutes, any other applicable statute or regulation, or the rules of any applicable securities exchange or securities association, as then in effect. At the time of any exercise of an Option the Corporation may, as a condition precedent to the exercise of such Option, require from the Holder of the Option (or in the event of his death, his legal representatives, heirs, legatees, or distributees) such written representations, if any, concerning the Holder's intentions with regard to the retention or disposition of the shares of Stock being acquired pursuant to the Option and such written covenants and agreements, if any, as to the manner of disposal of such shares as, in the opinion of counsel to the Corporation, may be necessary to ensure that any disposition by that Holder (or in the event of the Holder's death, his legal representatives, heirs, legatees, or distributees) will not involve a violation of the Securities Act or any similar or superseding statute or statutes, any other applicable state or federal statute or regulation, or any rule of any applicable securities exchange or securities association, as then in effect.

         9.6 Stockholder Approval. Options shall not be granted under this Plan prior to the date the stockholders of the Corporation shall have approved this Plan. This Plan shall become null and void as of December 31, 1997, if such stockholder approval is not obtained on or before such date.

         9.7 Rights as a Stockholder. A Holder shall have no right as a stockholder with respect to any shares of Stock covered by an Option until a certificate representing those shares is issued in such Holder's name. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash or other property) or distributions or other rights for which the record date is before the date that certificate is issued, except as contemplated by Sections 7 and 8 hereof.

         9.8 Furnish Information. Each Holder shall furnish to the Corporation all information requested by the Corporation to enable it to comply with any reporting or other requirement imposed upon the Corporation by or under any applicable statute or regulation.

         9.9 Obligation to Exercise. The granting of an Option hereunder shall impose no obligation upon a Holder to exercise the same or any part thereof.

         9.10 Consideration. No Option or Stock Appreciation Right shall be exercisable unless and until the Holder thereof shall have paid cash or property to the Corporation that the Committee believes is equal to or greater in value than the par value of the Stock subject to such Option.

         9.11 Securities Act Legend. Certificates for shares of Stock, when issued, may have the following legend, or statements of other applicable restrictions, endorsed thereon and may not be immediately transferable:

         THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. THE SHARES MAY NOT BE OFFERED FOR SALE, SOLD, PLEDGED, TRANSFERRED, OR OTHERWISE DISPOSED OF UNTIL THE HOLDER HEREOF PROVIDES EVIDENCE SATISFACTORY TO THE ISSUER (WHICH, IN THE DISCRETION OF THE ISSUER, MAY INCLUDE AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER) THAT SUCH OFFER, SALE, PLEDGE, TRANSFER, OR OTHER DISPOSITION WILL NOT VIOLATE APPLICABLE FEDERAL OR STATE LAWS.

This legend shall not be required for shares of Stock issued pursuant to an effective registration statement under the Securities Act.

SECTION 10. EFFECTIVENESS, DURATION AND AMENDMENT OF PLAN

         10.1 Effectiveness; Duration. This Plan shall become effective upon the Effective Date, and no Options may be granted hereunder after the date that is ten years after the Effective Date. This Plan shall terminate upon the later of (i) the complete exercise or lapse of the last outstanding Option or
(ii) the last date upon which Options may be granted hereunder.

         10.2 Amendment. The Committee may, insofar as permitted by law, with respect to any shares which, at the time, are not subject to outstanding Options, suspend or discontinue this Plan, provided that no suspension or discontinuation of this Plan shall adversely affect the rights of any Holder of any outstanding Option at the time of such suspension or discontinuation or any Participant who has an election in effect pursuant to Subsection 4.2, in each case without such Holder's or Participant's consent, as applicable. Furthermore, the Committee may revise or amend this Plan in any respect without approval of the outstanding Voting Securities of the Company except to the extent any such approval shall be required under any applicable law or the rules of any securities exchange on which the Stock is traded as in effect at the time of such amendment; provided, however, that (i) the Committee may not amend or otherwise revise the terms of this Plan in any manner that would adversely affect the rights of any Holder of any Option outstanding or any Participant who has an election pursuant to Subsection 4.2 in effect at the time of any such amendment or revision without such Holder's or Participant's consent, as applicable, and (ii) the Committee will not amend this Plan to increase materially the aggregate number of shares of stock that may be issued under this Plan (except for adjustments pursuant to Section 9 hereof) without the affirmative vote of a majority of the votes cast on a proposal for such amendment presented at a duly held meeting of stockholders of the Company at which a quorum is, either in person or by proxy, present.

SECTION 11. GENERAL

         11.1 Application of Funds. The proceeds received by the Corporation from the sale of shares pursuant to Options may be used for any general corporate purpose.

         11.2 Right of the Corporation to Terminate Status as Employee. Nothing contained in this Plan, or in any Award Agreement, shall confer upon any Holder the right to continue to serve as an Employee or interfere in any way with the rights of the Corporation or the Board of Directors to terminate the Holder's participation as an Employee with or without cause.

         11.3 No Liability for Good Faith Determinations. Neither the members of the Board of Directors nor any member of the Committee shall be liable for any act, omission or determination taken or made in good faith with respect to this Plan or any Option granted under it; and members of the Board of Directors and the Committee shall be entitled to indemnification and reimbursement by the Corporation in respect of any claim, loss, damage, or expense (including attorneys' fees, the costs of settling any suit, provided such settlement is approved by independent legal counsel selected by the Corporation, and amounts paid in satisfaction of a judgment, except a judgment based on a finding of bad faith) arising therefrom to the full extent permitted by law and under any directors' and officers' liability or similar insurance coverage that may from time to time be in effect. This right to indemnification shall be in addition to, and not a limitation on, any other indemnification rights any member of the Board of Directors or the Committee may have.

         11.4 Other Benefits. Participation in this Plan shall not preclude a Holder from eligibility in any other stock or stock option plan of the Corporation or any Subsidiary or any benefit, insurance, pension, profit sharing, retirement, bonus, or other extra compensation plans that the Corporation or any Subsidiary has adopted, or may, at any time, adopt for the benefit of its Employees, except as such participation therein may be limited by the terms of any such other plan. Neither the adoption of this Plan by the Compensation Committee nor the submission of this Plan to the stockholders of the Corporation for approval shall be construed as creating any limitations on the power of the Compensation Committee or the Board of Directors to adopt such other incentive arrangements as it may deem desirable, including without limitation the granting of stock options and the awarding of stock and cash otherwise than under this Plan and such arrangements may be either generally applicable or applicable only in specific cases.

         11.5 Exclusion from Pension and Profit-Sharing Compensation. By electing to participate in this Plan as provided in Subsection 4.2, each Participant shall be deemed to have agreed that any compensation paid or deemed paid by the Corporation or any of its Subsidiaries to such Participant on account of the Options (and any corresponding SARs) granted hereunder in amounts in excess of the amount of Annual Bonus deferred hereunder is special incentive compensation that will not be taken into account in any manner as salary, compensation, or bonus in determining the amount of any payment under any pension, retirement, or other employee benefit plan of the Corporation or any Subsidiary unless any pension, retirement, or other employee benefit plan of the Corporation or any Subsidiary expressly provides that such amount shall be so considered for purposes of determining the amount of any payment under any such plan. In addition, each beneficiary of a deceased Participant shall be deemed to have agreed that such excess compensation will not affect the amount of any life insurance coverage, if any, provided by the Corporation or any of its Subsidiaries on the life of a Participant that is payable to the beneficiary under any life insurance plan covering employees of the Corporation or any of its Subsidiaries.

         11.6 Execution of Receipts and Releases. Any payment of cash or any issuance or transfer of shares of stock to a Holder, or to his legal representative, heir, legatee, or distributee, in accordance with the provisions hereof, shall, to the extent thereof, be in full satisfaction of all claims of such persons hereunder. The Committee may require any Holder, legal representative, heir, legatee, or distributee, as a condition precedent to such payment, to execute a release and receipt therefor in such form as it shall determine.

         11.7 Unfunded Plan. Insofar as it provides for awards of cash and Stock, the Plan shall be unfunded. Although bookkeeping accounts may be established with respect to Holders who are entitled to cash, Stock, or rights thereto under the Plan, any such accounts shall be used merely as a bookkeeping convenience. The Corporation shall not be required to segregate any assets that may at any time be represented by cash, Stock, or rights thereto, nor shall the Plan be construed as providing for such segregation, nor shall the Corporation nor the Board of Directors nor the Committee be deemed to be a trustee of any cash, Stock, or rights thereto to be granted under the Plan.
Any liability of the Corporation to any Holder with respect to a grant of cash, Stock, or rights thereto under the Plan shall be based solely upon any contractual obligations that may be created by the Plan and any Award Agreement; no such obligation of the Corporation shall be deemed to be secured by any pledge or other encumbrance on any property of the Corporation. Neither the Corporation nor the Board of Directors nor the Committee shall be required to give any security or bond for the performance of any obligation that may be created by the Plan.

         11.8 No Guarantee of Interests. Neither the Committee nor the Corporation guarantees the Stock of the Corporation from loss or depreciation and neither shall have any liability to any Holder as a result thereof.

         11.9 Payment of Expenses. All expenses incident to the administration, termination, or protection of this Plan, including, but not limited to, legal and accounting fees, shall be paid by the Corporation or its Subsidiaries.

         11.10 Corporation Records. Records of the Corporation or its Subsidiaries regarding a Participant's period of service as an Employee, termination of service as an Employee and the reason therefor, and other matters shall be conclusive for all purposes hereunder, unless determined by the Committee to be incorrect.

         11.11 Information. The Corporation shall, upon request or as may be specifically required hereunder, furnish or cause to be furnished all of the information or documentation which is necessary or required by the Committee to perform its duties and functions under this Plan.

         11.12 No Liability of Corporation. The Corporation assumes no obligation or responsibility to a Holder or his legal representatives, heirs, legatees, or distributees for any act of, or failure to act on the part of, the Committee.

         11.13 Corporation Action. Any action required of the Corporation shall be by resolution of the Board of Directors, the Compensation Committee, or by a person authorized to act by resolution of the Board of Directors.

         11.14 Severability. If any provision of this Plan is held to be illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining provisions hereof, but such provision shall be fully severable and this Plan shall be construed and enforced as if the illegal or invalid provision had never been included herein.

         11.15 Notices. Whenever any notice is required or permitted hereunder, such notice must be in writing and personally delivered or sent by mail. Any notice required or permitted to be delivered hereunder shall be deemed to be delivered on the date on which it is actually received, addressed to the applicable party as specified in the applicable Award Agreement. The Corporation or a Holder may change, at any time and from time to time, by written notice to the other, the address which it or he had previously specified for receiving notices. Until changed in accordance herewith, the Corporation and each Holder shall specify as its and his address for receiving notices the address set forth in the Award Agreement pertaining to the shares to which such notice relates. Any person entitled to notice hereunder may waive such notice.

         11.16 Successors. This Plan shall be binding upon each Holder, his legal representatives, heirs, legatees, and distributees, upon the Corporation, its successors and assigns and upon the Committee and its successors.

         11.17 Headings. The titles and headings of Sections and Subsections are included for convenience of reference only and are not to be considered in construction of the provisions hereof.

         11.18 Governing Law. All questions arising with respect to the provisions of this Plan shall be determined by application of the laws of the State of Delaware, without giving effect to any conflict of law provisions thereof, except to the extent Delaware law is preempted by federal law. Questions arising with respect to the provisions of an Award Agreement that are matters of contract law shall be governed by the laws of the state specified in the Award Agreement, except to the extent Delaware corporate law conflicts with the contract law of such state, in which event Delaware corporate law, without giving effect to any conflict of law provisions thereof, shall govern. The obligation of the Corporation to sell and deliver Stock hereunder is subject to applicable federal and state laws and to the approval of any governmental authority required in connection with the authorization, issuance, sale, or delivery of such Stock.

         11.19 Availability of Exempt Transactions. Notwithstanding the provisions of this Plan, nothing contained in this Plan shall prohibit any transactions permitted by Rule 16a-2(d) promulgated under the Exchange Act to the extent such transactions are approved by the Committee and are not in violation of, and do not otherwise cause this Plan not to be in compliance with, Rule 16b-3.

         11.20 Word Usage. Words used in the masculine shall apply to the feminine where applicable, and wherever the context of this Plan dictates, the plural shall be read as the singular and the singular as the plural.

         This Plan has been approved by the Compensation Committee of the Company as of March 31, 1997, and was approved by the stockholders of the Company as of May 14, 1997.



         ATTEST: /s/ Michael T. Segraves
                 ---------------------------------------------------
                 Michael T. Segraves,
                 Secretary





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